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                                                                    EXHIBIT 3.31

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                                JANCO CORPORATION

         Richard L. Thompson and Robert D. George certify that:

         1. They are the President and the Secretary, respectively, of Janco Corporation, a California corporation.

         2. The Articles of Incorporation of the corporation, as amended to the date of the filing of this certificate, including amendments set forth herein but not separately filed (and with the omissions required by Section 910 of the Corporations Code), are restated to read as set forth in the form attached hereto as Exhibit A.

         3. The restated articles of incorporation have been duly approved by the Board of Directors.

         4. The amendments to the articles of incorporation as included in the restated articles of incorporation (other than omissions required by Section 910 of the Corporations Code) have been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The corporation has only one class of shares and the number of outstanding shares is
563. The number of shares voting in favor of the amendments equaled or exceeded the vote required. The percentage vote required for approval of the amendments was more than 50%.

         DATED: December 31, 2002.

                                            /s/ Richard L. Thompson
                                            ------------------------------------
                                            Richard L. Thompson, President

                                            /s/ Robert D. George
                                            ------------------------------------
                                            Robert D. George, Secretary

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                                                                       EXHIBIT A

                                 ARTICLE 1. NAME

         The name of this corporation is Janco Corporation.

                               ARTICLE 2. PURPOSE

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                ARTICLE 3. SHARES

         This corporation shall have authority to issue One Thousand shares of common stock without par value.

                    ARTICLE 4. VACANCY IN BOARD OF DIRECTORS

         Any vacancy which results by reason of the removal of a director or directors by the shareholders entitled to vote in an election of directors, and which has not been filled by the shareholders, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by the sole remaining director, as the case may be.

                   ARTICLE 5. LIMITATION OF DIRECTOR LIABILITY

         The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                           ARTICLE 6. INDEMNIFICATION

         The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted in Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

         Any amendment, repeal or modification of the foregoing provision of this Article 6 shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such amendment, repeal or modification.

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                  ARTICLE 7. ELECTION TO BE GOVERNED BY NEW LAW

         The corporation elects to be governed by all of the provisions of the California General Corporation Law effective January 1, 1977 (including those provisions not applicable under Chapter 23 of that Law), as in effect on that date and as subsequently amended.

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